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                                   UNITED STATES

                         SECURITIES AND EXCHANGE COMMISSION

                               WASHINGTON, DC  20549

                                 _________________

                                      FORM 8-K

                                   CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

      DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): DECEMBER 28, 1998

                          COMMISSION FILE NUMBER: 0-11552
                                                  -------


                                TELEVIDEO, INC.
                ----------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                 DELAWARE                                  94-2383795
      ------------------------------                  -------------------
     (STATE OR OTHER JURISDICTION OF                  (IRS EMPLOYER
     INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)


                     2345 HARRIS WAY, SAN JOSE, CALIFORNIA  95131
                     --------------------------------------------
                       (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:         (408) 954-8333
                                                            --------------

                                         N/A
             -----------------------------------------------------------
            (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)



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ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

On December 28, 1998 (escrow closing date), pursuant to a Real Estate Purchase Agreement, Televideo, Inc. sold its 69,630 sq. ft. real estate, including land and improvements, located at 2345 Harris Way, San Jose, California 95131 ("Harris Building") to TVCA, LLC., an unaffiliated Delaware limited liability company ("TVCA") for $ 11.0 million. The nature of the consideration is $ 8.25 million in cash and a $ 2.75 million Promissory Note. The note bears interest at 7.25% per annum. Principal and accrued interest shall be payable in equal monthly installments of $ 21,735 each on the first day of each month commencing on January 1, 1999. If not earlier paid in full, any unpaid principal and all accrued interest shall be due and payable to TeleVideo, Inc. on December 1, 2013. The purchase price was determined by negotiations between the parties based on an independent third party real estate appraisal.

In connection with the sale of Harris Building, TeleVideo, Inc. entered into a Lease and Agreement of Lease with TVCA ("Lease Agreement") for the period of 15 years commencing on December 28, 1998 through December 31, 2013. Pursuant to a Lease Agreement, an initial monthly payment of $ 109,973 is required. Monthly lease payment increases during the lease term as stipulated in a Lease Agreement.

The accounting for this Sale-Leaseback transaction involving real estate will result in a deferred gain to be amortized over the lease term. Additionally, the leaseback accounting will require recording a real estate asset and a lease obligation liability to TVCA as of the transaction date.

ITEM 5. OTHER EVENTS.

TeleVideo, Inc. has made a strategic move into emerging "thin-client" network terminal market.

Recently, TeleVideo, Inc. introduced a new product series of TeleCLIENT-TM- network terminals: TeleCLIENT-TM- TC7000, TeleCLIENT-TM- TC7150 and TeleCLIENT-TM- TC7170.

Integrated TeleCLIENT-TM- TC7150 and TeleCLIENT-TM- TC7170 network terminals provide a solution for existing mainframe and network applications as TeleVideo CRT monitors are integrated into advanced and powerful "thin-client" network terminals. TeleVideo, Inc. believes that its TeleCLIENT-TM- TC7150 and TC7170 network terminals provide a cost-effective solution for replacing both traditional network PCs and conventional character terminals. The Company believes that these low-cost, state-of-art TeleCLIENT-TM- network terminals can provide the small terminal footprint solution for vast applications, including retail, help desk, financial and manufacturing applications.

In addition to Integrated TeleCLIENT-TM- TC7150 and TeleCLIENT-TM- TC7170 network terminals, TeleVideo, Inc. has also introduced TeleCLIENT-TM-TC7000, which is designed specifically for server-based network computing environments. This modular, compact, "thin-client" network terminal offers a powerful but money-saving alternative to current networked PCs and dumb terminals. TeleCLIENT-TM- TC7000, which requires no desktop configuration nor hardware/software installation, is compatible with Microsoft Remote Desktop Protocol (RDP) as well as Citrix Intelligent Computing Architecture (ICA).

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

c) Exhibits
     2.1 Real Estate Purchase Agreement

     2.2 Lease and Agreement of Lease

     2.3 Escrow Agreement

     2.4 Pledge and Security Agreement

     2.5 Assignment



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